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                                                                    Exhibit 10.1

                              TAX SHARING AGREEMENT

         TAX SHARING AGREEMENT ("the Agreement") dated as of January 7, 1996 by and among Wings Corporation, a New York corporation (the "Company"), Spinco Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Spinco"), Rotors Corporation, a Maryland corporation ("Parent") and LAC Acquisition Corporation, a New York corporation and a wholly-owned subsidiary of Parent (the "Purchaser").

         WHEREAS, in connection with the restructuring of the Company pursuant to the Restructuring, Financing and Distribution Agreement, dated as of April 15, 1996 (the "Distribution Agreement"), the Company, Spinco and certain other parties have agreed to the assignment and transfer by the Company to Spinco of the Spinco Assets, including, without limitation, the Spinco Subsidiaries, in the manner set forth in the Distribution Agreement (the "Transfer"), in exchange for Spinco Common Stock and the assumption of certain liabilities of the Company by Spinco;

         WHEREAS, the Company will retain its stock in all of its subsidiaries other than the Spinco Subsidiaries (the "Retained Subsidiaries");

         WHEREAS, in accordance with the terms of the Agreement and Plan of Merger dated as of January 7, 1996 (the "Merger Agreement"), the Purchaser will commence and consummate the Offer and the Company will complete the Transfer;

         WHEREAS, pursuant to the Merger Agreement, and in accordance with New York law, the Purchaser will merge with and into the Company after certain conditions are satisfied at the Effective Time (the "Merger"), whereby each share of common stock of the Company issued and outstanding immediately prior to the Effective Time will be converted into the right to receive cash and, as a result of such Merger, the Company, as the surviving corporation, will become wholly-owned by Parent;

         WHEREAS, immediately after the consummation of the Offer and the
Form 10 having been declared effective by the SEC, the Company will distribute the shares of Spinco to the Company shareholders;
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         WHEREAS, at the end of the day on which Parent acquires stock of the
Company satisfying the requirements of Section 1504(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), the consolidated group of which the Company is the common parent will terminate and the members of the Company Group will become members of the Parent Group;

         WHEREAS, the parties hereto wish to provide for the payment of tax liabilities and entitlement to refunds, allocate responsibility and provide for cooperation in the filing of tax returns, provide for the realization and payment of tax benefits arising out of adjustments to the tax returns of the parties and provide for certain other matters;

         NOW, THEREFORE, in consideration of the premises and the representations, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Spinco, Parent, and the Purchaser hereby agree as follows:

         1. Certain Definitions.

            (a) The following terms used herein shall have the meanings set forth below (such terms to be equally applicable to the singular and plural forms of the terms defined or referred to below):

     "Agreement" shall have the meaning set forth in the recitals to this Agreement.

     "Code" shall have the meaning set forth in the recitals to this Agreement.

     "Company" shall have the meaning set forth in the recitals to this Agreement.

     "Company Group" means the Retained Subsidiaries, together with the Company.

     "Consolidated Group" or "consolidated group" means a consolidated group within the definition of Treasury Regulation Section 1.1502-1(h).

     "Distribution" shall have the meaning set forth in the Distribution Agreement.

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     "Distribution Agreement" shall have the meaning set forth in the recitals to this Agreement.

     "Effective Time" shall have the meaning set forth in the Merger Agreement.

     "Form 10" shall have the meaning set forth in the Distribution Agreement.

     "Group Termination Date" means the end of the day on which Parent acquires stock of the Company satisfying the requirements of Section 1504(a)(2) of the Code.

     "Income Taxes" means any and all taxes based upon or measured by net income (including, without limitation, alternative minimum tax under Section 55 of the Code) imposed by or payable to the U.S., or any state, county, local or foreign government or any subdivision or agency thereof (including any U.S. possession), and such term shall include any interest (whether paid or received), penalties or additions to tax attributable thereto.

     "Income Tax Liabilities" means all liabilities for Income Taxes.

     "Indemnified Party" means the party that is entitled to indemnification by another party pursuant to this Agreement.

     "Indemnifying Party" means the party that is required to indemnify another party pursuant to this Agreement.

     "Independent Accounting Firm" means a "big six" independent accounting firm, jointly selected by the parties; or, if the parties cannot agree on such accounting firm, Spinco and Parent shall each submit the name of a "big six" independent accounting firm that does not at the time and has not in the prior two years provided services to any member of the Spinco Group or the Parent Group, and the firm shall be selected by lot from these two firms.

     "Independent Law Firm" means a nationally-recognized independent law firm, jointly selected by the parties; or, if the parties cannot agree on such law firm, Spinco and Parent shall each submit the name of a nationally-

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recognized independent law firm that does not at the time and has not in the prior two years provided services to any member of the Spinco Group or the Parent Group, and the firm shall be selected by lot from these two firms.

     "Information Return" means any report, return, declaration or other information or filing (other than a Tax Return) required to be supplied to any taxing authority or jurisdiction.

     "Merger" shall have the meaning set forth in the recitals to this Agreement.

     "Merger Agreement" shall have the meaning set forth in the recitals to this Agreement.

     "Offer" shall have the meaning set forth in the Merger Agreement.

     "Old Company Group" means the Company Group, together with the Spinco Group, prior to and including the Group Termination Date.

     "Other Taxes" means any and all taxes, levies or other like assessments, charges or fees, other than Income Taxes, including, without limitation, any excise, real or personal property, gains, sales, use, license, real estate or personal property transfer, net worth, stock transfer, payroll, ad valorem and other governmental taxes and any withholding obligation imposed by or payable to the U.S., or any state, county, local or foreign government or subdivision or agency thereof, and any interest (whether paid or received).

     "Parent" shall have the meaning set forth in the recitals to this Agreement.

     "Parent Group" means the Company Group, together with Parent and all other Subsidiaries of Parent, immediately following the Group Termination Date.

     "Post-Group-Termination Period" means any taxable period beginning after the Group Termination Date and any portion of a Straddle Period beginning after the Group Termination Date.

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     "Pre-Group-Termination Period" means any taxable period ending on or before the Group Termination Date and any portion of a Straddle Period prior to and including the Group Termination Date.

     "Proceeding" means any audit or other examination, judicial or administrative proceeding or determination relating to liability for or refunds or adjustments with respect to Other Taxes or Income Taxes.

     "Purchaser" shall have the meaning set forth in the recitals to this Agreement.

     "Refund" means any refund of Income Taxes and Other Taxes.

     "Retained Subsidiaries" shall have the meaning set forth in the recitals to this Agreement.

     "SEC" means the Securities and Exchange Commission.

     "Spinco" shall have the meaning set forth in the recitals to this Agreement.

     "Spinco Assets" shall have the meaning set forth in the Distribution Agreement.

     "Spinco Common Stock" shall have the meaning set forth in the Distribution Agreement.

     "Spinco Group" means the Spinco Subsidiaries, together with Spinco and any direct or indirect subsidiaries of Spinco or the Spinco Subsidiaries.

     "Spinco Subsidiaries" shall have the meaning set forth in the Distribution Agreement.

     "Straddle Period" means any taxable period that includes but does not end on the Group Termination Date.

     "Subsidiary" or "subsidiary" shall have the meaning set forth in the Distribution Agreement.

     "Tax Benefit" means, in the case of separate state, local or other Income Tax Returns, the sum of the amount by which the tax liability (after giving effect to any alternative minimum or similar tax) of a corporation to

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the appropriate taxing authority is reduced (including, without limitation, by deduction, entitlement to refund, credit or otherwise, whether available in the current taxable year, as an adjustment to taxable income in any other taxable year or as a carryforward or carryback, as applicable) plus any interest from such government or jurisdiction relating to such tax liability, and in the case of a consolidated federal Income Tax Return or similar state, local or other Income Tax Return, the sum of the amount by which the tax liability of the affiliated group (within the meaning of Section 1504(a) of the Code) or other relevant group of corporations to the appropriate government or jurisdiction is reduced (including, without limitation, by deduction, entitlement to refund, credit or otherwise, whether available in the current taxable year, as an adjustment to taxable income in any other taxable year or as a carryforward or carryback, as applicable) plus any interest from such government or jurisdiction relating to such tax liability.

     "Tax Return" means any report, return, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to the liability of any member of the Old Company Group, the Company Group, the Spinco Group or the Parent Group for Income Taxes or Other Taxes, including, without limitation, any documents with respect to or accompanying payments of estimated Income Taxes or Other Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, declaration or other document.

     "Transfer" shall have the meaning set forth in the recitals to this Agreement.

     "U.S." means the United States of America.

     "Underpayment Rate" means the rate specified under Section 6621(a)(2) of the Code for underpayments of tax.

         2. Cooperation.

            (a) Parent and Spinco shall, and shall cause the members of the Parent Group and the Spinco Group, respectively, to, provide the requesting party with such assistance and documents, without charge, as

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may be reasonably requested by such party in connection with the preparation of any Tax Return or any Information Return; the conduct of any Proceeding; any matter relating to Income Taxes, Other Taxes or Information Returns of any member of the Old Company Group, the Company Group, the Spinco Group or the Parent Group; and any other matter that is a subject of this Agreement. Such cooperation and assistance shall be provided to the requesting party promptly upon its request. Parent and the Company, on the one hand, and Spinco, on the other hand, shall retain or cause to be retained all Tax Returns, Information Returns, schedules and workpapers, and all material records or other documents relating thereto, until the expiration of the statute of limitations (including any waivers or extensions thereof) of the taxable years to which such Tax Returns, Information Returns, and other documents relate or until the expiration of any additional period that any party reasonably requests, in writing, with respect to specific material records or documents. A party intending to destroy any material records or documents shall provide the other party with advance notice and the opportunity to copy or take possession of such records and documents. The parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.

         3. Timing of Group Termination Date; Certain State and Local Matters. The parties hereby agree that, for federal income tax purposes (and, to the extent permissible under applicable law, for state, local and other tax purposes), the consolidated group of which the Company is the common parent prior to the Group Termination Date shall terminate on the Group Termination Date, in accordance with the rule of Treasury Regulation Section 1.1502-76(b)(1). To the extent permissible under applicable law, all taxable income attributable to the Transfer and the Distribution shall be reported on the Tax Returns of the Old Company Group for the period that ends on the Group Termination Date.

         4. Filing of Income Tax Returns; Payment of Income Taxes.

            (a) Pre-Group-Termination Periods. To the extent not filed before the Group Termination Date,

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Spinco shall, on behalf of the Old Company Group, prepare and file or cause to be prepared and filed all Tax Returns with respect to Income Taxes for the Old Company Group (or any member thereof) for all taxable periods ending on or before the Group Termination Date. To the extent permissible under applicable law, all such Tax Returns shall be prepared and filed consistently with past practice. Spinco shall pay or cause to be paid all Income Taxes shown to be due and payable by any member of the Old Company Group on such Tax Returns.

            (b) Post-Group-Termination Periods. Parent shall prepare and file or shall cause to be prepared and filed Tax Returns with respect to Income Taxes for the Company Group for taxable periods beginning after the Group Termination Date and shall pay or cause to be paid all Income Taxes shown to be due and payable by any member of the Parent Group on such Tax Returns. Spinco shall prepare and file or cause to be prepared and filed Tax Returns with respect to Income Taxes for the Spinco Group for taxable periods beginning after the Group Termination Date and shall pay or cause to be paid all Income Taxes shown to be due and payable by any member of the Spinco Group on such Tax Returns.

            (c) Straddle Periods. Parent shall prepare and file or cause to be prepared and filed all Tax Returns with respect to Income Taxes for the Company Group (or any member thereof) for any Straddle Period and shall pay or cause to be paid all Income Taxes shown to be due and payable by any member of the Company Group on such Tax Returns. Spinco shall prepare and file or cause to be prepared and filed all Tax Returns with respect to Income Taxes for the Spinco Group (or any member thereof) for any Straddle Period and shall pay or cause to be paid all Income Taxes shown to be due and payable for any member of the Spinco Group on such Tax Returns.

         5. Filing of Other Tax Returns; Payment of Other Taxes. To the extent not filed before the Group Termination Date, Spinco shall prepare and file or cause to be prepared and filed all Tax Returns with respect to Other Taxes of the Old Company Group attributable to any Pre-Group-Termination Period, and all Tax Returns with respect to Other Taxes of the Spinco Group attributable to any taxable period, and shall pay all Other Taxes shown to be due and payable by any member of the Old

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Company Group or the Spinco Group on such Tax Returns. Parent shall prepare and file or cause to be prepared and filed all Tax Returns with respect to Other Taxes of the Company Group attributable to any Post-Group-Termination Period and shall pay all Other Taxes shown to be due and payable by any member of the Company Group on such Tax Returns.

         6. Filing of Information Returns. Spinco shall file all Information Returns required to be filed by any member of the Old Company Group on or before the Group Termination Date and by any member of the Spinco Group after the Group Termination Date, as well as any Information Returns required to be filed by the Old Company Group (or any member thereof) with respect to the information of the Spinco Group or the Merger. Except as otherwise provided in the preceding sentence, Parent shall file all Information Returns required to be filed by any member of the Company Group after the Group Termination Date. Any party required to file any Information Return pursuant to this Section 6 shall pay any fees or charges required in connection with such filing and shall indemnify and hold the other party harmless against any penalties, fees or other charges resulting from the failure to pay such fees or charges or the failure to file such Information Returns in a correct or timely fashion, unless such failure results from the failure of the other party to provide correct information on a timely basis.

         7. Indemnification for Taxes.

            (a) Income Taxes. The Spinco Group shall pay, and shall indemnify and hold the Parent Group harmless against, (i) all Income Tax Liabilities of any member of the Old Company Group for Pre-Group-Termination Periods; (ii) all Income Tax Liabilities incurred, pursuant to Treasury Regulation Section 1.1502-6 or similar provisions, as a result of any member of the Old Company Group having been a member of a group (other than the Parent Group) filing a consolidated federal (or other combined) income tax return; (iii) all Income Tax Liabilities of any member of the Old Company Group or the Parent Group arising from the Transfer and the Distribution, regardless of when recognized; and (iv) all Income Tax Liabilities of any member of the Spinco Group. Except as otherwise provided in the preceding sentence, the Parent

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Group shall pay, and shall indemnify and hold the Spinco Group harmless against, all Income Tax Liabilities of (i) Parent and its subsidiaries (other than the members of the Company Group) for all taxable periods and (ii) the Company Group (or any member thereof) for Post-Group- Termination Periods. For purposes of this Agreement, Income Tax Liabilities for the Pre-Group-Termination Period portion of any Straddle Period shall be the amount of Income Taxes that would have been imposed on or with respect to the relevant group (or member(s) thereof) in the relevant jurisdiction if the taxable year had ended on and included the Group Termination Date, and Income Tax Liabilities for the Post-Group-Termination portion of any Straddle Period shall be the amount of Income Taxes that would have been imposed on or with respect to the relevant group (or member(s) therof) in the relevant jurisdiction if the taxable year had begun after the Group Termination Date.

            (b) Other Taxes. Except as provided in Section 7(a), the Parent Group shall pay, and shall indemnify and hold the Spinco Group harmless against, all liabilities for all Other Taxes attributable to the income, property or activities of any member of the Company Group for all Post-Group-Termination Periods. The Spinco Group shall pay, and shall indemnify and hold the Parent Group harmless against (i) all liabilities for all Other Taxes attributable to the income, property or activities of any member of the Spinco Group for all taxable periods; (ii) all liabilities for all Other Taxes attributable to the income, property or activities of any member of the Old Company Group for any Pre-Group-Termination Period; and (iii) all Other Taxes, if any, arising from the Transfer or the Distribution. For purposes of this Section 7(b), the determination of the amount of Other Taxes for Straddle Periods shall be made, in the case of Other Taxes other than property, ad valorem, and similar Other Taxes, based on the amount of Other Taxes that would be due if the Pre-Group-Termination Period portion of the relevant Straddle Period had ended on and included the Group Termination Date and that Post-Group-Termination Period portion of the Straddle Period had begun after the Group Termination Date; and, in the case of property, ad valorem, and similar Other Taxes, by prorating (on a daily basis) the amount of Other Taxes due for the entire period in accordance with Section 164(d) of the Code.

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            (c) To the extent that the Indemnifying Party is required to indemnify another party pursuant to this Section 7, the Indemnifying Party shall pay to the Indemnified Party, no later than 10 days prior to the due date of the relevant Tax Return or estimated Tax Return or 10 days after the Indemnifying Party receives the Indemnified Party's calculations, whichever occurs later, the amount that the Indemnifying Party is required to pay the Indemnified Party under this Section 7. The Indemnified Party shall submit its calculations of the amount required to be paid pursuant to this Section 7, showing such calculations in sufficient detail so as to permit the Indemnifying Party to understand the calculations. If the Indemnifying Party disagrees with such calculations, it must notify the Indemnified Party of its disagreement in writing within 15 days of receiving such calculations. Any dispute regarding such calculations shall be resolved in accordance with Section 10 of this Agreement.

         8. Carryovers. In the event of the realization of any loss or credit for tax purposes by a party for any taxable period beginning on or after the Group Termination Date, the party realizing such loss or credit may, in its sole discretion, to the extent permitted under applicable tax law, elect not to carry back such loss or credit.

         9. Refunds of Income Taxes or Other Taxes. The Spinco Group shall be entitled to all Refunds attributable to the Spinco Group, and the Parent Group shall be entitled to all Refunds attributable to the Parent Group. The Spinco Group shall be entitled to all Refunds attributable to the Old Company Group or any member thereof for any Pre-Group-Termination Period. Notwithstanding the foregoing, the Parent Group shall be entitled to Refunds attributable to the Old Company Group that result from the carryback of a tax attribute by the Company Group from a Post-Group-Termination Period, and the Spinco Group shall be entitled to Refunds attributable to the Old Company Group that result from the carryback of a tax attribute by the Spinco Group from a Post-Closing Tax Period. Refunds for any Straddle Period shall be equitably apportioned between the Parent Group and the Spinco Group in accordance with the provisions of this Agreement governing such periods. A party receiving a Refund to which another party is entitled pursuant to

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this Agreement shall pay the amount to which such other party is entitled within five days after the receipt of the refund.

         10. Disputes. If the parties disagree as to the amount of any payment to be made under, or any other matter arising out of, this Agreement, the parties shall attempt in good faith to resolve such dispute, and any agreed-upon amount shall be paid to the appropriate party. If such dispute is not resolved within 15 days thereafter, the parties shall jointly retain the Independent Accounting Firm to resolve the dispute. If and to the extent that the dispute presents legal issues, the Independent Accounting Firm shall have the authority to consult the Independent Law Firm. The fees of the Independent Accounting Firm and the Independent Law Firm shall be borne equally by the Spinco Group and the Parent Group, and the decision of such Independent Accounting Firm and Independent Law Firm shall be final and binding on all parties. Following the decision of the Independent Accounting Firm and/or the Independent Law Firm, the parties shall each take or cause to be taken any action that is necessary or appropriate to implement such decision of the Independent Accounting Firm and the Independent Law Firm, including, without limitation, the prompt payment of underpayments or overpayments, with interest calculated on such overpayments and underpayments at the Underpayment Rate from the date such payment was due through the date such underpayment or overpayment is paid or refunded.

         11. Control of Proceedings. In the case of any Proceeding with respect to Income Taxes or Other Taxes of the Parent Group or the Old Company Group for any taxable period for which Spinco is or may be liable for such Income Taxes or Other Taxes pursuant to this Agreement, Parent or Spinco, as the case may be, shall promptly inform the other party, and Parent shall execute or cause to be executed any powers of attorney or other documents necessary to enable Spinco to take all actions desired by Spinco with respect to such Proceeding to the extent such Proceeding may affect the amount of Income Taxes or Other Taxes for which Spinco is liable pursuant to this Agreement; Spinco shall have the right to control any such Proceeding, and, if there is a reasonable basis therefor, to initiate any claim for refund, file any amended return or take any other action that it deems

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appropriate with respect to such taxable years, provided, however, that Spinco shall consult with Parent, and Parent shall have the right to participate at its own expense, with respect to any Proceeding that may affect the Parent Group and Spinco shall not take any such action that may affect the Parent Group without the consent of Parent, which consent may not be unreasonably withheld. Any Proceeding with respect to Income Taxes or Other Taxes of the Company Group or the Old Company Group for a Straddle Period shall be controlled jointly by Parent and Spinco unless the issue relates solely to a Pre-Group-Termination Period or a Post-Group-Termination Period, in which case such proceeding shall be controlled by Parent or Spinco, as the case may be, in accordance with the principles of the first sentence of this section 11. Notwithstanding the foregoing provisions, Spinco shall not have the right to control any Proceeding, to initiate any claim for refund, to file any amended return or to take any other action if such Proceeding, claim for refund, amended return or other action would be likely to increase the amount of Income Taxes or other Taxes payable by any member of the Parent Group for a taxable period other than a Pre-Group-Termination Period.

         12. Timing Adjustment.

             (a) If an audit or other examination of any Income Tax Return of the Parent Group or a Proceeding for any period shall result (by settlement or otherwise) in any adjustment that (A) decreases deductions, losses or tax credits or increases income, gains or recapture of tax credits for such period and (B) will permit the Spinco Group to increase deductions, losses or tax credits or decrease income, gains or recapture of tax credits that would otherwise (but for such adjustment) have been taken or reported with respect to the Spinco Group for one or more taxable periods, Parent shall notify Spinco (Parent and Spinco, for purposes of this Section 12(a), shall be deemed to include, where appropriate, the affiliated, unitary, combined or other group of which such party is a member) and provide it with adequate information so that it can reflect on the Income Tax Returns of the Spinco Group such increases in deductions, losses or tax credits or decreases in income, gains, or recapture of tax credits. With respect to such increases or decreases on Income Tax Returns, Spinco shall, and shall cause the Spinco Group to, pay to Parent the amounts of

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any Tax Benefits that result therefrom, within ten days of the date on which such Tax Benefits are realized.

             (b) If an audit or other examination of any Income Tax Return of the Old Company Group or a Proceeding for any period for which Spinco is responsible shall result (by settlement or otherwise) in any adjustment that (A) decreases deductions, losses or tax credits or increases income, gains or recapture of tax credits for such period, and (B) will permit the Spinco Group to increase deductions, losses or tax credits or decrease income, gains or recapture of tax credits that would otherwise (but for such adjustment) have been taken or reported with respect to the Spinco Group for one or more taxable periods, Spinco will notify Parent (Spinco and Parent, for purposes of this Section 12(b), shall be deemed to include, where appropriate, the affiliated, unitary, combined or other group of which such party is a member) and provide it with adequate information so that it can reflect on the Income Tax Returns of the Parent Group such increases in deductions, losses or tax credits or decreases in income, gains, or recapture of tax credits. With respect to such increases or decreases on Income Tax Returns, Parent shall, and shall cause the Parent Group to, pay to Spinco the amounts of any Tax Benefits that result therefrom, within ten days of the date such Tax Benefits are realized.

             (c) No later than 30 days after the date on which Spinco or Parent, as the case may be, receives notice pursuant to section 12(a) or (b) that a Tax Benefit may be available to the Spinco Group or Parent Group, respectively, Spinco or Parent, as the case may be, shall, and shall cause such members of the Parent Group or the Spinco Group or, in the case of Spinco, such members of the Old Company Group, as the case may be, to, as promptly as practicable, take such steps (including, without limitation, the filing of amended returns or claims for refunds where the amount of the Tax Benefit for any company in the aggregate exceeds [$25,000]) necessary or appropriate to obtain such Tax Benefit. Thereafter, Spinco or Parent, as the case may be, shall, and shall cause the Parent Group or the Spinco Group or, in the case of Spinco, the Old Company group, as the case may be, to, file all Income Tax Returns to obtain at the earliest possible time such Tax Benefit to the maximum extent available. Notwithstanding anything to the con-

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trary in this Section 12, either party may, at its election, pay the amount of any Tax Benefit to the other party rather than filing amended returns or otherwise reflecting adjustments or taking positions on its Tax Returns. If such an election is made by a party, the party will be treated as having realized a Tax Benefit at the time such Tax Benefit would have been realized if such party had chosen to file amended returns or otherwise to reflect adjustments or to take positions on its Tax Returns; provided, however, that such party shall pay to the other party, no later than 20 days after such party receives notice from the other party that a Tax Benefit may be available, the amount of Tax Benefit that such party would have obtained if such party had filed an amended Tax Return. Notwithstanding the foregoing, a party shall not be required to take steps to obtain a Tax Benefit or to pay the other party, if, in the opinion of such party's counsel, which counsel shall be reasonably acceptable to the other party, there is not substantial authority to seek such Tax Benefit.

             (d) For purposes of this Agreement, a Tax Benefit shall be deemed to have been realized at the time any refund of Taxes is received or applied against other Taxes due, or at the time of filing of an Income Tax Return (including any relating to estimated Taxes) on which a loss, deduction or credit is applied in reduction of Taxes which would otherwise be payable; provided, however, that, where a party has other losses, deductions, credits or similar items available to it, deductions, credits or items for which the other party would be entitled to a payment under this Agreement shall be treated as the last items utilized to produce a Tax Benefit. In accordance with the provisions of this subsection (d), Spinco and Parent agree that where a Tax Benefit may be realized that may result in a payment to, or reduce a payment by, the other party hereto, each party will as promptly as practicable take or cause its affiliate to take such reasonable or appropriate steps (including, without limitation, the filing of an amended return or claim for refund) to obtain at the earliest possible time any such reasonably available Tax Benefit. In the event that after payment of a Tax Benefit under this subsection (d), such Tax Benefit is reduced or eliminated because of a final decree or agreement of a taxing authority or the carryback of losses or credits, then the party to whom the Tax Benefit was paid shall pay

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to the other party the amount by which the Tax Benefit was reduced or eliminated plus interest on the amount returned at the Underpayment Rate from the date of payment to the date of repayment.

         13. Payments.

             (a) Any payment required by this Agreement that is not made on or before the date provided hereunder shall bear interest after such date at the Underpayment Rate. In the case of any payment required hereunder to be made "promptly," such payment shall be considered late for purposes of this Agreement if not made 20 days after notice that such payment is due is provided. All payments made pursuant to this Agreement shall be made in immediately available funds.

             (b) All payments made pursuant to this Agreement shall be treated as adjustments to the purchase price paid by Parent, and the parties shall not file any Tax Returns or Information Returns inconsistent with this position.

         14. Termination of Prior Tax Sharing Agreements. This Agreement shall take effect on the Group Termination Date and shall replace all other agreements, whether or not written, in respect of any Income Taxes or Other Taxes between or among any members of the Old Company Group, or their respective predecessors or successors, other than any such agreements made exclusively between or among any members of the Spinco Group. All such replaced agreements shall be cancelled as of the Group Termination Date, and any rights or obligations existing thereunder thereby shall be fully and finally settled without any payment by any party thereto.

         15. Notices. All notices, requests, demands and other communications required or permitted under this Agreement will be made in the manner provided in Section 11.5 of the Distribution Agreement.

         16. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all prior agreements, whether or not written, concerning such subject matter. This Agreement may not be amended except by an agreement in writing, signed by the parties.

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
         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law.

         18. Counterparts. This Agreement may be exe- cuted in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

         19. Effective Date. This Agreement shall become effective only upon the occurrence of the Group Termination Date and shall terminate and be null and void and of no force and effect upon any termination of the Merger Agreement.

         20. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, provided, however, that no party may assign any of its rights, benefits or obligations hereunder without first obtaining consent of the other party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            LORAL CORPORATION

                                            By: /s/ Eric J. Zahler
                                                --------------------------------
                                                Name: Eric J. Zahler
                                                Title: Vice President and
                                                         General Counsel

                                            LORAL SPACE & COMMUNICATIONS

                                            By: /s/ Eric J. Zahler
                                                --------------------------------
                                                Name: Eric J. Zahler
                                                Title: Vice President and
                                                         General Counsel

                                            LOCKHEED MARTIN CORPORATION

                                            By: /s/ Frank H. Menaker, Jr.
                                                --------------------------------
                                                Name: Frank H. Menaker, Jr.
                                                Title: Vice President and
                                                         General Counsel

                                            LAC ACQUISITION CORPORATION

                                            By: /s/ Stephen M. Piper
                                                --------------------------------
                                                Name: Stephen M. Piper
                                                Title: Assistant Secretary

                                       18